Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Gam Funds, Inc.,

We consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 28 to the Registration Statement of Gam Funds, Inc. (comprising, respectively, GAM International Fund, GAM Global Fund, GAM Europe Fund, GAM Pacific Basin Fund, GAM Japan Fund, GAM North America fund, GAM Asian Capital Fund, GAMerica Capital
Fund) on the Form N-1A (File No. 2-92136) of our report dated February 14, 1997, on our audit of the financial statements and financial highlights of the Funds, which report is included in the Annual Report to shareholders for the year ended December 31, 1996, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the heading "Financial Highlights" in such Prospectus.



                                     Coopers & Lybrand L.L.P.


Boston, MA
February 27, 1997